Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Abbott Laboratories 2017 Incentive Stock Program and the Abbott Laboratories 2017 Employee Stock Purchase Plan for Non-U.S. Employees of our report dated February 17, 2017, with respect to the consolidated financial statements St. Jude Medical, Inc. included in the Current Report on Form 8-K/A dated February 21, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

April 28, 2017